CHANGE  IN  CONTROL  SEVERANCE  PLAN

     This Severance Plan (the "Plan") of Casino Magic Corp. has been established effective January 23, 1998, to encourage the continued employment of certain employees up to and beyond the effective date of any Change in Control, and to alleviate their concerns about a possible loss of employment following a Change in Control, on the terms and subject to the conditions set forth herein. This Plan may be referred to as the "Senior Management Change in Control Severance Plan." Initially capitalized words and phrases are defined herein.

     1.     ELIGIBLE EMPLOYEES.  Each Full-time employee of Casino Magic Corp.
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or  any  of  its  subsidiaries  (collectively hereafter, the "Company") on the
Effective Date who (i) is an "officer" as that term is defined under Rule 16a-1 of the Securities Exchange Act of 1934, or (ii) holds the position of general manager of one of the Company's operating casinos is eligible to participate in and receive benefits under this Plan, unless such employee elects to be covered under a contract with the Company that provides for benefits upon termination of employment (eligible employees are hereafter referred to as "Participants").

     2.       TRIGGERING EVENTS.  No benefits are provided under this Plan for
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Participants  who  leave the employ of the Company for any reason prior to the
Effective Date. After the Effective Date, no benefits are provided under the Plan to any Participant unless one of the following events ("Triggering
Events")  have  occurred  with  respect  to  such  Participant:

a. The termination of the Participant's employment by the Company without Cause at any time within two years immediately following the Effective Date, or

     b.        The Participant's voluntary termination of employment, if Cause
does  not                  then exist for the termination of the Participant's
employment  by  the  Company,  for  Good  Reason  at any time within two years
immediately                    following  the  Effective  Date.

     3.         OBLIGATIONS OF COMPANY UPON OCCURRENCE OF TRIGGERING EVENT.  A
                ----------------------------------------------------------
Participant whose employment with the Company is terminated under circumstances constituting a Triggering Event shall be entitled to the following:

     a. Payment in cash, payable within 30 days of Participant's termination, of the sum of (i) accrued Annual Base Salary through the date of termination, (ii) a pro rata portion of the Annual Bonus, (iii) any compensation previously deferred by him or cash compensation awarded but payment of which was deferred by the Company until a subsequent event, including the passage of time, (iv) any accrued vacation pay, and (v) a multiple, to be established by the Compensation Committee of the Board of Directors, of Participant's Annual Base Salary and the Annual Bonus; provided that the amount payable

                                       2
under this phrase (v) shall not equal or exceed an amount which would be defined as in "excess parachute payment" under Section 280G of the Internal Revenue Code of 1986.

 If no Compensation Committee has been established, then the multiple will be established by the Board of Directors. In the event a Participant holds more than one office with the Company, the Participant will be entitled to the highest multiple applicable.

     b. For twenty-four months from the date of termination as the result of a Triggering Event, or such longer period as may be provided by the terms of the appropriate program, the Company shall continue so-called "fringe benefits" to the Participant and/or the family of the Participant at least equal to those which would have been provided in accordance with the programs in effect on the date of termination if employment of the Participant had not been terminated or, if more favorable to Participant, as in effect generally at the time thereafter with respect to other peer employees of the Company and their families; provided, however, that if the Participant obtains other employment and is eligible to receive medical or other fringe benefits under another employer-provided plan, the medical and other fringe benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility; and provided further that if the application of this sentence would result in material adverse tax consequences to the Company, the Company may, in lieu thereof, make cash payments to the Participant sufficient to allow Participant to obtain equivalent coverage for Participant and the family of Participant (including to the extent necessary the election of COBRA coverage and the maintenance of duplicate coverage during any pre-existing condition exclusion), and pay any additional cash payments necessary so that Participant will receive the full pre-tax benefit of the cash payments in lieu of coverage. For purposes of determining eligibility (but not the time of commencement of benefits) of the Participant for retiree benefits pursuant to such programs, a Participant shall be considered to have remained employed for two years after the date of termination and to have retired on the last day of such period.

     c. For a period ending on the earlier of six months from the date of termination or Participant's obtaining other full-time permanent employment, the Company shall, at its sole expense as incurred, provide the Participant with outplacement services that are reasonable in scope and cost in relation to Participant's position.

     d. The Company will reimburse Participant for reasonable moving expenses, not to exceed $25,000, if Participant moves his or her principal residence with 24 months of termination as the result of a Triggering Event, and Participant either (i) moves to another state, or (ii) has obtained permanent full-time employment at a location which requires that Participant travel at least 15 miles from Participant's principal residence to Participant's new place of employment, more than the distance traveled from Participant's principal residence to Participant's work location with the Company immediately prior to termination.

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e.          To  the extent not theretofore paid or provided, the Company shall timely
pay or provide to the Participant any other amounts or benefits required to be paid or provided or which he or she is eligible to receive under any other program.


     4.          MISCELLANEOUS.
                 -------------

     a.          Exclusion  of Payments for Benefit Determination.  Except for
                 ------------------------------------------------
payments made pursuant to subsection 3a, phrases (i) through (iv) of this Plan, no payment or other benefits provided shall be deemed to be compensation for purposes of calculating benefits of the Participant under any of the Company's pension or retirement plans, nor shall such payment or the value of any other benefit hereunder that is provided solely by virtue of this Plan be included in calculating such benefits.

     b.         No Transferability of Benefits.  The right to receive benefits
                ------------------------------
under this Plan shall not be transferred, assigned, pledged or otherwise disposed of, except by will or under the laws of descent or distribution.

     c.       Taxes.  The Company may withhold from any payment due under this
              -----
Plan any taxes required to be withheld under applicable federal, state or local tax laws or regulations, and the Participant, prior to payment, shall execute and deliver all applicable withholding election forms required by the Company.

     d.        Only One Benefit.  Participants are not eligible to receive any
               ----------------
additional benefits under any other severance plans applicable to any other groups of employees. To the extent that any other plans require payment of benefits, the amount or fair value of such benefits shall reduce any benefits payable hereunder.

     e.          Disqualification for Benefits.  A Participant will receive no
                 -----------------------------
benefits under this Plan (except as provided under subsection 3a phrases (i), (ii) and (iv)) under the following circumstances:

(i)          The  Participant  resigns  voluntarily  without  Good  Reason;
     (ii)          The  Participant  is  terminated  for  Cause;  or
(iii) The Participant is terminated for a condition that would entitle the Participant to receive benefits under any long-term disability insurance policy or program of the Company.

     f.     Death.  A Participant will receive no benefits under subsection 3a
            -----
phrase (v) of this Plan if termination of Participant's employment with the Company is the result of his or her death.

     5.          AMENDMENT,  TERMINATION AND LIMITATION.  Although the Company
                 --------------------------------------
presently intends to continue this Plan unchanged, it reserves the right to amend or terminate the Plan, and

                                       4
the Compensation Committee may limit or restrict the benefits provided to any Participant under the Plan, upon six months notice without the consent of any Participant. However, the Company may not terminate or reduce the benefits provided for under this Plan after the Effective Date, or after a definitive agreement is entered into that, if consummated, would result in a Change in Control, until such time as such agreement is terminated or abandoned. The power to amend or terminate the Plan as provided in this Section is reserved to the Board of Directors of Casino Magic Corp.

     6.     DEFINITIONS.  The definitions provided in this Section shall apply
            -----------
for purposes of this entire Plan. Other terms are defined elsewhere in this Plan.

     "Annual Base Salary," with respect to any Participant, means a salary at least equal to either (i) the base salary paid in the calendar year immediately preceding the Effective Date, or (ii) the annualized rate of the base salary which was being paid from the beginning of the current calendar year through the month immediately preceding the month in which the Effective Date occurs, or (iii) any annual base salary awarded (on an annualized basis) for any calendar year after the Effective Date, as selected by the Participant.

     "Cause"  with  respect  to  the  termination  of  a  Participant,  means:

     a. willful and continued failure to perform substantially the duties assigned to the Participant (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Participant by the Board of Directors or the Chief Executive Officer of the Company which specifically identifies the manner in which it is believed that the Participant has not substantially performed Participant's duties, or

     b. commission by the Participant of fraud, misappropriation, embezzlement or other acts of dishonesty, alcoholism, drug addiction or dependency, or conviction for any crime punishable as a felony or as a gross misdemeanor involving moral turpitude, which actions or occurrences the Board of Directors determines have a material adverse effect upon the Participant's ability to perform the duties which have been assumed by or assigned to Participant, or determines are materially adverse to the interests of the Company, or

     c. Participant is found not to be suitable, or a similar finding is made, by any state gaming commission or similar agency which regulates gaming.

No act or failure to act, on the Participant's part shall be considered "willful" unless it is done, or omitted to be done, by him in bad faith or without reasonable belief that his action or omission was in the Company's best interests. Any act, or failure to act, based upon authority given pursuant to a resolution of the Board of Directors or instructions of the Chief Executive Officer or the advice of counsel for the Company shall be conclusively presumed to be in good faith and in the Company's best interests.

                                       5
"Change  in  Control"  means

     a. the acquisition by any individual, entity or group within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "34 Act") (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 under the 34 Act) of 25% or more of either (i) the Casino Magic Corp.'s then outstanding common stock ("Outstanding Stock") or
(ii) the combined voting power of Casino Magic Corp.'s then outstanding voting securities entitled to vote generally in the election of directors ("Outstanding Voting Securities") other than any acquisition (i) by any employee benefit plan (or related trust) sponsored or maintained by the Company or any entity controlled by it or (ii) by any entity pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this definition; or

     b. Individuals who as of the date hereof constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority thereof; provided, however, that any individual becoming a director subsequent to the date hereof whose election or nomination was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as a member of the Incumbent Board unless his initial assumption of office occurs as a result of an actual or threatened contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies by or on behalf of a Person other than the Board; or

     c. Consummation of a reorganization, merger of consolidation, share exchange or sale or other disposition of all or substantially all of the Company's assets (a "Combination") unless immediately thereafter (i) all or substantially all of the beneficial owners of the Outstanding Stock and Outstanding Voting Securities immediately prior to such Combination beneficially own, directly or indirectly, more than 50% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the entity resulting from such Combination (including, without limitation, any entity which as a result of such transaction owns the Company or all or substantially all of its assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership immediately prior to such Combination of the Outstanding Stock and Outstanding Voting Securities, as the case may be, (ii) no Person (excluding any entity resulting from such Combination or any employee benefit plan (or related trust) of the Company or such resulting entity) beneficially owns, directly or indirectly, 20% or more of, respectively, the then outstanding shares of common stock of the resulting entity or the combined voting power of the then outstanding voting securities of such entity except to the extent that such ownership existed prior to the Combination and (iii) at least a majority of the members of the board of directors of the resulting entity were members of the Incumbent Board at the time of the execution of the initial agreement or of the action of the Board providing for such Combination; or

     d. Approval by the shareholders of the Company's complete liquidation or dissolution.
                                       6

     "Effective Date" means the date of any Change in Control, or, if a Participant was terminated at the request of a third person in connection with an anticipated Change in Control, the date immediately prior to such termination.

     "Employment  Period  Benefits"  means:

     (i)  either,  as  selected  by  Participant:

(A). a base salary equal to Annual Base Salary, plus an annual bonus at least equal to the average of the bonuses payable to Participant with respect to the last three calendar years prior to the termination of Participant's employment (including the year of termination and annualized if the Participant was not employed by the Company for the whole of any such calendar year);  or

(B). an annual base salary equal to that payable in 1998, and the right to participate in a bonus program substantially similar to that established for Participant in 1998, with reasonably attainable goals established to earn such bonus;

     (ii) participation in all programs applicable generally to peer employees;

     (iii)  prompt  reimbursement  of  expenses;

      (iv)  fringe  benefits  equivalent to those provided peer employees; and

     (v)  paid  vacation  comparable  to  that  provided  to  peer  employees.

     "Full-time" means not less than 30 hours per week. For purposes of eligibility to participate in this Plan, an employee will be considered a Full-time employee if, during the three months preceding the Effective Date, the employee worked, on average, at least 30 hours per week.

     "Good  Reason"  means

     a. assignments of the Participant to any duties or responsibilities that in any material respect are inconsistent with or result in a diminution of Participant's Role with the Company immediately prior to the Effective Date, excluding an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;

                                       6
     b. any failure by the Company to provide the Employment Period Benefits, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by the Participant;

     c. a requirement imposed by the Company (i) that Participant's principal functions be performed at any office or location outside the corporate limits of the county or province within which said Participant's principal function was performed immediately prior to the Effective Date, or
(ii) that Participant travel on Company business to a substantially greater extent that reasonably required for the performance of his or her duties; or

     d. any purported termination by the Company of his employment otherwise than as expressly permitted by this Plan.

     "Role" means a position with the Company in an executive capacity and substantially comparable to the position, authority and responsibilities held, exercised and assumed by Participant with the Company immediately prior to the Effective Date.

     "Annual Bonus" means, with respect to any Participant, the bonus payable with respect to the calendar year selected by Participant as the Annual Base Salary year (annualized if the Participant was not employed by the Company for the whole of any calendar year.

     7.          ADDITIONAL  PROVISIONS.
                 ----------------------

     a.       No Right to Continued Employment.  This Plan does not create any
              --------------------------------
contract of employment or restrict in any way the right of the Company to terminate the employment of any Participant at any time, with or without Cause, subject to the rights of the Participant, if any, to receive benefits under this Plan.

     b.       Construction, Governing Laws.  Whenever the context may require,
              ----------------------------
pronouns used in this Plan shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa. This Plan shall be governed by the laws of the state of Minnesota, except those dealing with choice of law.

     c.      Severability.  The invalidity of any provision or portion of this
             ------------
Plan shall not affect the remainder of the Plan, which shall remain in full force and effect.

     d.       Successors.  This Plan shall be binding and inure to the benefit
              ----------
of the Company, its successors and assigns, and the Participants and their respective heirs and successors.


                                       7
     e.       Legal Fees.  The Company agrees to reimburse the Participant for
              ----------
all legal fees incurred in enforcing the Plan where the courts find favor of the Participant.

     The Company has caused this Plan to be adopted and execute by its duly authorized officer effective as of the date first set forth above.

     CASINO  MAGIC  CORP.


     _______________________________________
     Marlin  F.  Torguson,  Chairman  of  theBoard






























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